                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                             Year Ended September 30,
                                                        -------------------------------------------------------------------
                                                                      2003                              2002
                                                        ------------------------------    ---------------------------------
                                                             Basic          Diluted            Basic           Diluted
                                                        --------------- --------------    ---------------- ----------------
     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                     6,592,884      6,592,884           6,632,884        6,632,884
              Purchase of treasury stock (weighted)                                                (3,508)          (3,508)
                                                           -----------    -----------         -----------      -----------
                                                             6,592,884      6,592,884           6,629,376        6,629,376

    II. Weighted Equivalent Shares:

              Assumed options and warrants exercised
                                                           -----------    -----------         -----------      -----------

   III.  Weighted Average Shares and Equivalent Shares       6,592,884      6,592,884           6,629,376        6,629,376
                                                           ===========    ===========         ===========      ===========

    IV.  Net Income (Loss)                                 ($    2,001)   ($    2,001)        ($    1,844)     ($    1,844)
                                                           ===========    ===========         ===========      ===========

     V.  Net Income (Loss) Per Share                       ($      .30)   ($      .30)        ($      .28)     ($      .28)
                                                           ===========    ===========         ===========      ===========

                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                         Three Months Ended September 30,
                                                        -------------------------------------------------------------------
                                                                     2003                              2002
                                                        ------------------------------    ---------------------------------
                                                             Basic          Diluted            Basic           Diluted
                                                        --------------- --------------    ---------------- ----------------

     I.  Shares Outstanding, Net of Treasury
              Stock Purchased and Options Exercised
              During the Period:

              Stock, net                                     6,592,884      6,592,884           6,632,884        6,632,884
              Purchase of treasury stock (weighted)                                               (13,912)         (13,912)
                                                           -----------    -----------         -----------      -----------
                                                             6,592,884      6,592,884           6,618,972        6,618,972

    II. Weighted Equivalent Shares:

              Assumed options and warrants exercised
                                                           -----------    -----------         -----------      -----------

   III.  Weighted Average Shares and Equivalent Shares       6,592,884      6,592,884           6,618,972        6,618,972
                                                           ===========    ===========         ===========      ===========

    IV.  Net Income (Loss)                                 ($      862)   ($      862)        ($    1,620)     ($    1,620)
                                                           ===========    ===========         ===========      ===========

     V.  Net Income (Loss) Per Share                       ($      .13)   ($      .13)        ($      .24)     ($      .24)
                                                           ===========    ===========         ===========      ===========